UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2012

Skystar Bio-Pharmaceutical Company
(Exact name of registrant as specified in its charter)
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Nevada	001-34394	33-0901534
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4/F Building B Chuangye Square, No. 48 Keji Road,
Gaoxin District, Xi’an, Shaanxi Province, P.R. China
(Address of Principal Executive Office) (Zip Code)

(8629) 8819-3188
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 12, 2012, Skystar Bio-Pharmaceutical Company (the “Company”) received staff determination from the Nasdaq Stock Market (“Exchange”) indicating that since the Company did not hold its annual shareholder meeting by December 31, 2011, the Company was not in compliance with Nasdaq Listing Rule 5620(a) and (b) relating to the time frame of and proxy solicitation in connection with annual shareholder meetings and, therefore, the Exchange staff determined to initiate proceedings to delist the Company’s securities from Nasdaq at the open of business on January 23, 2012. However, under Nasdaq Listing Rules, the Company may appeal the delisting determination by the staff at an oral hearing before a Nasdaq Listing Qualifications Panel (the “Panel”).

The Company will  request such oral hearing to appeal the staff delisting determination. The time and place of such a hearing will be determined by the Panel. There can be no assurance that the Panel will grant the Company’s request for continued listing. If the Panel does not grant the relief sought by the Company, its securities will be delisted from the Exchange in which event the Company would seek to cause them be quoted in over the counter markets, which may result in a substantially less liquid market for the securities.

Item 9.01    Financial Statements and Exhibits.

     (d)           Exhibits.

     None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Skystar Bio-Pharmaceutical Company

By:	/s/ Bing Mei
Chief Financial Officer

Date:      January 19, 2012